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                                                                  Exhibit 23.1



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 1999, except for the _________ 1999 stock split described in Note 2, as to which the date is _____________, 1999, in the Registration Statement (Form S-1 No. 33-_____) and related Prospectus of Hoover's, Inc. to be filed on or about May 7, 1999 for the registration of ________ shares of its common stock.



Austin, TX
May 5, 1999